Exhibit 10.19

Notice of Award
SMALL BUSINESS INNOVATION RESEARCH PROG Issue Date: 04/23/2013
Department of Health and Human Services National Institutes of Health
NATIONAL INSTITUTE OF ARTHRITIS AND MUSCULOSKELETAL AND SKIN DISEASES

Grant Number: 5R44AR058041-03

Principal Investigator(s):

LATHA PAKA, PHD

Project Title: Anti-Fibrotic Therapy for Scleroderma/SSc

Dr. Goldberg, Itzhak D, MD

Angion Biomedica Corp.

51 Charles Lindbergh Blvd

Uniondale, NY 115304888

Award e-mailed to: igoldberg@angion.com

Budget Period: 05/01/2013 – 04/30/2014

Project Period: 01/04/2010 – 04/30/2015

Dear Business Official:

The National Institutes of Health hereby awards a grant in the amount of $619,112 (see “Award Calculation” in Section I and “Terms and Conditions” in Section III) to ANGION BIOMEDICA CORPORATION in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 42 CFR PART 52 15 USC 638 and is subject to the requirements of this statute and regulation and of other referenced, incorporated or attached terms and conditions.

Acceptance of this award including the “Terms and Conditions” is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Each publication, press release, or other document about research supported by an NIH award must include an acknowledgment of NIH award support and a disclaimer such as “Research reported in this publication was supported by the National Institute Of Arthritis And Musculoskeletal And Skin Diseases of the National Institutes of Health under Award Number R44AR058041. The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Institutes of Health.” Prior to issuing a press release concerning the outcome of this research, please notify the NIH awarding IC in advance to allow for coordination.

Award recipients must promote objectivity in research by establishing standards that provide a reasonable expectation that the design, conduct and reporting of research funded under NIH awards will be free from bias resulting from an Investigator’s Financial Conflict of Interest (FCOI), in accordance with 42 CFR Part 50 Subpart F. Subsequent to the compliance date of the 2011 revised FCOI regulation (i.e., on or before August 24, 2012), Awardees must be in compliance with all aspects of the 2011 revised regulation; until then, Awardees must comply with the 1995 regulation. The Institution shall submit all FCOI reports to the NIH through the eRA Commons FCOI Module. The regulation does not apply to Phase I Small Business Innovative Research (SBIR) and Small Business Technology Transfer (STTR) awards. Consult the NIH website http://grants.nih.gov/grants/policy/coi/ for a link to the regulation and additional important information.

If you have any questions about this award, please contact the individual(s) referenced in Section IV.

Sincerely yours,

Gail Hamilton

Grants Management Officer
NATIONAL INSTITUTE OF ARTHRITIS AND MUSCULOSKELETAL AND SKIN DISEASES

1	Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Additional information follows

2	Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

SECTION I – AWARD DATA – 5R44AR058041-03

Award Calculation (U.S. Dollars)

Federal Direct Costs	$	[***]
Federal F&A Costs	$	[***]
Approved Budget	$	[***]
Fee	$	[***]
Federal Share	$	[***]
TOTAL FEDERAL AWARD AMOUNT		$619,112

AMOUNT OF THIS ACTION (FEDERAL SHARE)		$619,112

SUMMARY TOTALS FOR ALL YEARS
YR	THIS AWARD	CUMULATIVE TOTALS
3	$619,112	$619,112
4	$1,584,102	$1,584,102

Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project

Fiscal Information:
CFDA Number:	93.846
EIN:	1113430072A1
Document Number:	RAR058041B
Fiscal Year:	2013

IC	CAN	2013	2014
AR	8472495	$619,112	$1,584,102

Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project

NIH Administrative Data:

PCC: 1 F / OC: 414E / Released: HAMILTONG 04/22/2013

Award Processed: 04/23/2013 12:09:43 AM

SECTION II – PAYMENT/HOTLINE INFORMATION – 5R44AR058041-03

For payment and HHS Office of Inspector General Hotline information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III – TERMS AND CONDITIONS – 5R44AR058041-03

This award is based on the application submitted to, and as approved by, NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a.	The grant program legislation and program regulation cited in this Notice of Award.
b.	Conditions on activities and expenditure of funds in other statutory requirements, such as those included in appropriations acts.
c.	45 CFR Part 74 or 45 CFR Part 92 as applicable.
d.	The NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.
e.	This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(See NIH Home Page at ‘http://grants.nih.gov/grants/policy/awardconditions.htm’ for certain references cited above.)

Carry over of an unobligated balance into the next budget period requires Grants Management Officer prior approval.

3	Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

This award is subject to the requirements of 2 CFR Part 25 for institutions to receive a Dun & Bradstreet Universal Numbering System (DUNS) number and maintain an active registration in the Central Contractor Registration. Should a consortium/subaward be issued under this award, a DUNS requirement must be included. See http://grants.nih.gov/grants/policy/awardconditions.htm for the full NIH award term implementing this requirement and other additional information.

This award is not subject to the Transparency Act subaward and executive compensation reporting requirement of 2 CFR Part 170.

In accordance with P.L. 110-161, compliance with the NIH Public Access Policy is now mandatory. For more information, see NOT-OD-08-033 and the Public Access website: http://publicaccess.nih.gov/.

Treatment of Program Income:

Additional Costs

SECTION IV – AR Special Terms and Conditions – 5R44AR058041-03

NON-COMPETING FUNDING LEVEL UNDER A CONTINUING RESOLUTION NIH is currently funded through a Continuing Resolution at the FY2012 level plus 0.6 percent (See NIH Guide Notice NOT-OD-13-002: http://grants.nih.gov/grants/guide/notice-files/NOT-OD- 13-002.html. This non-competing award has been made at a level below that committed for FY2013 in the previous Notice of Award. If the final appropriation permits, adjustments may be made up to the FY2013 funding plan level.

FINANCIAL REQUIREMENTS

This award is subject to the requirements pertaining to the awardee?s financial and business management systems. Prior to drawing down funds for this award from the payment system, the awardee is required to have in place written policies and procedures for financial and business management systems that comply with NIH policy, and must follow those policies and procedures for the duration of this project.

INTELLECTUAL PROPERTY RIGHTS

Normally, the awardee organization retains the principal worldwide patent rights to any invention developed with United States Government support. Under Title 37 Code of Federal Regulations Part 401, the Government receives a royalty-free license for its use, reserves the right to require the patent holder to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must normally manufacture it substantially in the United States.

Rights and obligations related to inventions created or reduced to practice as a result of this award are detailed in 35 U.S.C. 205 and 37 CFR Part 401. These inventions must be reported to the Extramural Invention Reporting and Technology Resources Branch, OPERA, NIH, 6701 Rockledge Drive, MSC 7750, Bethesda, MD 20892-7750, (301) 435-1986. For additional information, access the NIH link on the Interagency Edison web site (www.iedison.gov) which includes an electronic invention reporting system, reference information and the text to 37 CFR 401.

To the extent authorized by 35 U.S.C., Section 205, the Government will not make public any information disclosing an NIH-supported invention for a 4-year period to allow the awardee organization a reasonable time to file a patent application, nor will the Government release any information that is part of that patent application.

FEES

If a fee is provided as part of this Notice of Grant Award it is in addition to direct and facilities and administrative costs. The fee is to be drawn down from the DHHS Payment Management System, http://www.dpm.psc.gov/ in increments proportionate to the draw down of costs.

ALLOWABLE COSTS

Allowable costs conducted by for-profit organizations will be determined by applying the cost principles of Contracts with Commercial Organizations set forth in 48 CFR, Subpart 31.2.

4	Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

PAYMENT MANAGEMENT SYSTEM

Advances of Federal funds must be maintained in a Federally insured and interest bearing account. Questions concerning access to the Payment Management System (PMS) should be directed to the PMS office at (877) 614-5533. The website is: http://www.dpm.psc.gov/

SALARY CAP

None of the funds in this award shall be used to pay the salary of an individual at a rate in excess of the currently mandated NIH salary cap. Please refer to the NIH Guide for Grants, Cooperative Agreements, and Contracts, Notice: OD-12-035, dated January 20, 2012.

STAFF CONTACTS

The Grants Management Specialist is responsible for the negotiation, award and administration of this project and for interpretation of Grants Administration policies and provisions. The Program Official is responsible for the scientific, programmatic and technical aspects of this project. These individuals work together in overall project administration. Prior approval requests (signed by an Authorized Organizational Representative) should be submitted in writing to the Grants Management Specialist. Requests may be made via e-mail.

Grants Management Specialist: Yen Thach

Email: thachy@mail.nih.gov Phone: 301-594-3505 Fax: 301-480-5450

Program Official: Hung H Tseng

Email: tsengh@mail.nih.gov Phone: 301-496-0810 Fax: 301-480-4543

SPREADSHEET SUMMARY

GRANT NUMBER: 5R44AR058041-03

INSTITUTION: ANGION BIOMEDICA CORPORATION

Facilities and Administrative Costs	Year 3		Year 4
F&A Cost Rate 1		90%		90%
F&A Cost Base 1	$	[***]	$	[***]
F&A Costs 1	$	[***]	$	[***]

5	Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.